Exhibit 99.2

LEASE

BETWEEN

454675 ONTARIO LIMITED

(the “Landlord”)

- and -

CUI-CANADA, INC.

(the “Tenant”)

Article 5 USE AND OCCUPANCY		13
5.1	Use	13
5.2	Conduct of Business	13
5.3	Compliance	13
5.4	Easements	13
5.5	Access and Control of Existing Easements	13
5.6	Not to Cause a Nuisance or Waste	14
5.7	Loudspeakers, etc.	14
5.8	Environmental Matters	14
5.9	Environmental Compliance	15
5.10	Remediation by Landlord	15
Article 6 UTILITIES AND REPAIRS		16
6.1	Utilities	16
6.2	Maintenance, Repair and Replace	16
Article 7 TAXES AND SALES TAXES		16
7.1	Payment of Taxes	16
7.2	Proration at Commencement and End of Term	17
7.3	Sales Taxes	17
7.4	Business Taxes and Other Taxes of Tenant	17
7.5	Realty Taxes	17
Article 8 INSURANCE		18
8.1	Maintenance of Policies	18
8.2	Insurance Providers	19
8.3	Premiums	20
8.4	Insurable Value	20
8.5	Compliance with Policy Terms	20
8.6	No Additional Policies	20
8.7	Waivers	20
8.8	Use Not To Affect Insurance	20
Article 9 DAMAGE OR DESTRUCTION		21
9.1	Effect of Damage or Destruction	21
9.2	Insurance Proceeds	21
9.3	Application of Insurance Proceeds	21
Article 10 WAIVERS AND INDEMNITIES		22
10.1	Tenant’s Waiver and Indemnification	22
Article 11 RESTORATION		23
11.1	Restoration	23
11.2	Excess Net Proceeds – Casualty	25

Article 12 ASSIGNMENT, SUBLETTING AND FINANCING		25
12.1	Assignment and Subletting	25
12.2	No Release	26
12.3	Equity Transfers	26
12.4	Financing	27
12.5	Dealings by Landlord	27
12.6	Subordination and Attornment	27
Article 13 END OF TERM		27
13.1	Surrender	27
13.2	Holding Over	28
13.3	Survival of Obligations	28
Article 14 LIENS AND ESTOPPEL CERTIFICATES		28
14.1	Construction Liens	28
14.2	Estoppel Certificates	29
Article 15 DEFAULTS AND REMEDIES		29
15.1	Defaults by Tenant	29
15.2	Landlord’s Remedies	31
15.3	Bankruptcy Relief	33
15.4	Remedies Not Exclusive	33
15.5	No Mitigation	33
15.6	No Waiver	33
15.7	Remedies Cumulative	33
15.8	Recovery of Enforcement Costs	34
Article 16 RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS		34
16.1	Right to Perform	34
16.2	Reimbursement	34
16.3	Exercise of Remedies	34
16.4	Inspection	34
16.5	Costs	35
16.6	No Eviction	35
16.7	No Interference	35
16.8	Right to Re-Enter.	35
Article 17 NOTICES		36
17.1	Notices	36
Article 18 MISCELLANEOUS		36
18.1	Performance by Landlord	36
18.2	Time	36
18.3	Registration on Title	36
18.4	Only Landlord/Tenant Relationship	36

18.5	Counterparts	36
18.6	Compliance with the Planning Act	37
18.7	Successors	37
18.8	Commissions	37

Exhibit “A” - Existing Easements
Exhibit “B” - Tenant’s Work

Exhibit “C” - Extension Option

THIS LEASE made as of the 1st day of March, 2015.

BETWEEN:

454675 ONTARIO LIMITED
(the “Landlord”)

- and -

CUI-CANADA, INC.
(the “Tenant”)

Article 1
DEFINITIONS, EXHIBITS AND INTERPRETATION

1.1	Definitions.

In this Lease, the following defined terms have the meanings set forth for them below or in the section of this Lease indicated below:

(a)	“Additional Rent” has the meaning set forth in Section 3.2.

(b)	“Affiliates” means, with respect to any Person, any Person that is a subsidiary of the other or both are subsidiaries of the same Person or each of them is controlled by the same Person. A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise.

(c)	“Alterations” has the meaning set forth in Section 4.1.

(d)	“Basic Rent” has the meaning set forth in Section 3.1.

(e)	“Building” means the building constructed or installed upon the Land as of the Commencement Date.

(f)	“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

(g)	“Business Taxes” means:

(i)	all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of Tenant on or in the Premises or any part or parts thereof whether invoiced to Tenant or Landlord on account of its ownership thereof or interest therein; and

(ii)	every tax, sales tax, duty, levy, assessment, goods and services tax, or license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on from the Premises, or the payment or receipt of rent by Tenant, or in respect of the use or occupancy thereof or any other part of the Premises by Tenant whether invoiced to Tenant or Landlord on account of its ownership thereof or interest therein.

(h)	“Capital Taxes” means capital taxes payable by Landlord in respect of its ownership or other interest in the Premises, namely any tax or taxes payable under any provincial or federal legislation based upon or computed by reference to the paid-up capital or place of business of Landlord as determined for the purposes of such tax or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any governmental authority, including large corporation’s taxes.

(i)	“Casualty” means any loss of or damage to any property included within the Premises.

(j)	“Claims” has the meaning set forth in 10.1.

(k)	“Commencement Date” means March 1, 2015.

(l)	“Costs” of a Person with respect to a specified transaction shall mean all reasonable costs and expenses incurred by such Person and directly arising out of such transaction, including without limitation, reasonable solicitors’ fees and expenses, court costs, brokerage fees, escrow fees, recording fees and transfer taxes, as the circumstances require.

(m)	“Default Rate” means a fluctuating rate per annum, adjustable on the day of any change in the Prime Rate, equal to the Prime Rate plus four percent (4%) per annum, or if such rate shall be in excess of the highest rate of interest permitted by applicable Laws, then at the highest rate permitted by such Laws.

(n)	“Environmental Laws” means all applicable federal, provincial, municipal, regional and local laws, including common law and all statutes, by-laws, rules and regulations and all orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance of, any ministry, department or administrative or regulatory agency relating to the protection of the environment or occupational health and safety including, those pertaining to reporting, licensing, permitting, investigation, remediation and clean up or other remediation or corrective action in connection with any presence, release, discharge, escape or disposal or threat of same of any Hazardous Substances or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, packaging, transport, handling or containment of any Hazardous Substances, as amended and as in effect from time to time (including, without limitation, the Environmental Protection Act, R.S.O. 1990 c.E. 19, the Hazardous Products Act, R.S.C. 1985, c.H.-3, the Gasoline Handling Act, R.S.O. 1990 c.G. 4, the Environmental Code of Practice for Underground Storage Tank Systems Containing Petroleum Products and Allied Petroleum Products, 1993 Edition (CCME EPC-LST-61E), and the Occupational Health and Safety Act, R.S.O. 1990 c.O.1; and any successor statutes and regulations to the foregoing.

(o)	“Event of Default” has the meaning set forth in Section 15.1.

(p)	“Existing Easements” means the easements/rights of way set out on Exhibit “A” hereto as each is granted, reduced, expanded and/or otherwise modified from time to time by Landlord.

(q)	“Force Majeure” means any cause or causes which the party claiming Force Majeure is, despite its reasonable commercial efforts, unable to prevent or overcome, including but not limited to acts of god, strikes, lock-outs, walkouts or other labour disputes, shortages of labour or materials, failure of power, restrictive governmental laws or regulations, riots, civil strife, war, insurrection, or acts of a public enemy, or other reason of a like nature but specifically excluding the negligence or wilful misconduct of the party claiming Force Majeure or those for whom it is responsible at law, lack or insufficiency of money, failure to make payment of monies or provide required security, or the insolvency or bankruptcy of the party claiming Force Majeure.

(r)	“Hazardous Substance” means any of (i) all chemicals, materials, contaminants, wastes and substances defined as or included in the definition of “contaminants”, “wastes”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, or “Pollutants”, or words of similar import under any applicable Environmental Laws; and (ii) all other chemicals, materials and substances, exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, radioactive materials, urea formaldehyde based substances, asbestos and asbestos-containing materials in any form, lead-based paint, polychlorinated biphenyls (“PCBs”), and substances and compounds containing PCBS, or dioxins of any kind.

(s)	“Improvements” means Buildings, structures, pavement, lighting fixtures or other improvements installed or constructed upon the Land as of the Commencement Date and any Alterations constructed during the Term and all items generally considered as leasehold improvements, including, without limitation, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of Tenant, or any previous occupant of the Premises, in the Premises but excluding Tenant Equipment.

(t)	“Land” means the real property located in the City of Toronto, in the Regional Municipality of Toronto, legally described as Parcel 11-1, Section M1982; Lot 11 & Part Lot 12, Plan 66M1982, Part 1 66R12584 and incorporated herein by this reference, all encumbrances, easements, rights-of-way and other appurtenances to such real property.

(u)	“Landlord” means 454675 Ontario Limited, its successors and assigns.

(v)	“Landlord’s Address” means:

Tectrol Inc.

550 Eglinton Ave. W.

P.O. Box 23030

Toronto, Ontario

M5N 1B0

Attention: Richard Gelb
Email:       Tectrol.richardgelb@gmail.com

with a copy to:

David J. Goldstein
304-23 Lesmill Road
Toronto, Ontario
M3B 3P6

Fax No.: (416) 850-9376

(w)	“Laws” means any and all present or future federal, provincial or local laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or requirements of any and all governmental or quasi-governmental authorities having jurisdiction. The term “Laws” shall include all Environmental Laws and any requirements under agreements with any and all governmental or quasi-governmental authorities having jurisdiction affecting the Premises.

(x)	“Leasehold Mortgage” means any mortgage, deed of trust, assignment of rents, assignment of leases, security agreement or other hypothecating instrument encumbering Tenant’s interest under this Lease or the leasehold estate in the Premises created hereby, any agreements executed in connection with Tenant’s operation of the Premises, or Tenant’s interest in any fixtures, machinery, equipment, Land, Buildings, Improvements or other property constituting a part of the Premises.

(y)	“Net Proceeds” means the net proceeds of insurance resulting from any Casualty after application to payments required under Section 9.3 as applicable in the circumstances.

(z)	“Person” means an individual, partnership, limited liability company, association, corporation or other entity.

(aa)	“Premises” means the Land and all Improvements.

(bb)	“Prime Rate” means the floating annual rate of interest established from time to time by Royal Bank of Canada, Head Office, Toronto, Ontario, as its reference rate for determining its rate of interest on Canadian Dollar commercial loans in Canada to its most creditworthy customers provided, however, that in the event Royal Bank of Canada no longer publishes such rate, Landlord shall select a comparable reference for purposes of determining the Prime Rate.

(cc)	“Rent” means Basic Rent, Additional Rent, and all other amounts required to be paid by Tenant under this Lease.

(dd)	“Sales Taxes” means any business transfer tax, value added tax, sales tax, multi-stage sales tax, goods and services tax, or any other tax levied, rated, charged or assessed now or in the future upon Landlord in respect of Rent or other payments payable by Tenant under this Lease or in respect of the rental or tenancy of the Premises by Tenant under this Lease or the goods and services provided by Landlord hereunder.

(ee)	“Tax Year” has the meaning set forth in Section 7.2.

(ff)	“Taxes” means all taxes, rates, levies, fees, duties, assessments, special assessments and charges (including local improvement taxes and similar levies and charges that are imposed, levied, rated, charged or assessed) upon or with respect to the Premises, the Tenant Equipment, or the personal property used in operating the Premises, all Capital Taxes and all taxes, levies and charges which may be assessed, levied or imposed in replacement of all or any part of real or personal property taxes, assessments, or special assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the respective estates of Landlord or Tenant, or the rents and other charges payable by Tenant, or the Tenant Equipment or personal property used in the Premises.

(gg)	“Tenant” means CUI-CANADA, INC., its permitted successors and permitted assigns.

(hh)	“Tenant Equipment” means Tenant’s trade fixtures and equipment not in the nature of fixtures.

(ii)	“Tenant’s Address” means:

●

Attention: Mr.	●
Fax No.:	●

with a copy to:

●

Attention:	●
Fax No.:	●

(jj)	[INTENTIONALLY DELETED]

(kk)	“Term” means the period commencing on the Commencement Date and continuing for a period of FIVE (5) years thereafter unless terminated earlier as provided herein.

(ll)	“Transfer” has the meaning set forth in Section 12.1.

1.2	Exhibits.

The Exhibits listed below are attached to and, incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of this Lease will control. The Exhibits to this Lease are:

Exhibit “A” Existing Easements

Exhibit “B” Tenant’s Work

Exhibit “C” Extension Option

1.3	Headings.

The headings, subheadings, and any marginal notes contained in this Lease and the table of contents preceding this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

1.4	Gender and Number.

Words importing the singular shall include the plural and vice versa, and words importing gender shall include all genders.

1.5	Table of Contents.

The table of contents preceding this Lease but under the same cover is for the purposes of convenience and reference only and is not to be deemed or construed in any way as part of this Lease or supplemental thereto or amendatory thereof.

1.6	Applicable Law.

This Lease shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.7	Obligations as Covenants.

Each obligation or agreement of Landlord or of Tenant contained in this Lease, even though not expressed as a covenant, is considered for all purposes to be a covenant.

1.8	Severability.

If any covenant, obligation or agreement contained in this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

1.9	Covenants Independent.

Each covenant contained in this Lease is considered for all purposes to be a separate and independent covenant, and a breach of a covenant by either Landlord or Tenant will not discharge or relieve the other party from its obligation to perform each of its covenants.

1.10	Currency.

All reference to currency in this Lease shall be deemed, unless the context otherwise requires, to be a reference to lawful money of Canada.

1.11	Entire Agreement.

The Lease and all of the Exhibits attached and the Indemnity Agreement set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the subject matter hereof. No subsequent amendment to the Lease shall be binding upon Landlord or Tenant unless in writing and signed by the proper signing officers of each party. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule providing that ambiguities in a document are to be construed against the drafter.

1.12	Calculations.

Except as otherwise expressly provided herein, all calculations required or permitted under this Lease shall be made on the basis of generally accepted Canadian accounting principles and practices as commonly used in the real estate industry in Canada, applied on a consistent basis.

1.13	Successors and Assigns.

All of the terms and provisions of the Lease shall be binding upon and enure to the benefit of the parties and their respective heirs, executors, administrators, permitted successors and permitted assigns.

1.14	Statutory References.

All references herein to statutes, by-laws and other legislative enactments, or any part or parts thereof, include such statutes, by-laws and enactments as they may be amended or re-enacted from time to time and all statutes, by-laws and enactments passed in substitution thereof.

1.15	Interpretation.

As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings:

(a)	“including” shall mean “including without limitation”;

(b)	“provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”;

(c)	“lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”;

(d)	“obligation” shall mean “obligation, duty, agreement, liability, covenant and/or condition”;

(e)	“any of the Premises” shall mean “the Premises or any part thereof or interest therein”;

(f)	“any of the Land” shall mean “the Land or any part thereof or interest therein”;

(g)	“any of the Improvements” shall mean “the Improvements or any part thereof or interest therein”; and

(h)	“any Tenant Equipment” shall mean “the Tenant Equipment or any part thereof or interest therein.”

1.16	Modification.

No modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

1.17	No Waiver.

No waiver of any provision of this Lease will be implied by any failure of Landlord to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

1.18	Acknowledgement of Commencement Date and Basic Rent.

At the request of either party hereto, the other party hereto together with the requesting party shall acknowledge in writing the Commencement Date and the amount of the then applicable Basic Rent.

Article 2
DEMISE

2.1	Demise.

Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term.

2.2	Condition.

Landlord leases and will lease and Tenant takes and will take the Premises AS IS. Tenant acknowledges that Landlord (whether acting as landlord hereunder or in any other capacity) has not made and will not make, nor shall Landlord be deemed to have made, any warranty or representation, express or implied, with respect to any of the Premises, including any warranty or representation as to (a) its fitness, design or condition for any particular use or purpose, (b) the quality of the material or workmanship therein, (c) the existence of any defect, latent or patent, (d) value, (e) compliance with Laws, (f) location, (g) use, (h) condition, (i) merchantability, (j) quality, (k) description, (l) durability, (m) operation or (n) the existence of any Hazardous Substance; and all risks incident thereto are to be borne by Tenant. Tenant acknowledges that the Premises has been inspected by Tenant and is satisfactory to it and that the Building and other Improvements existing on the Land have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Premises of any nature, whether latent or patent, Landlord shall not have any responsibility or liability (including strict liability in tort) with respect thereto, and in no event shall Landlord have any responsibility or liability for any incidental or consequential damages. Tenant expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, assurance, promise or agreement, if any. and Tenant shall indemnify and hold Landlord, its Affiliates, and all of their agents, employees, directors, officers, legal representatives, successors and assigns harmless from and against all costs, claims, expenses, or causes of action arising in connection with or out of the condition of the Premises. Tenant’s waivers and indemnification obligations hereunder shall survive the termination of this Lease.

2.3	Quiet Enjoyment.

Landlord covenants that, during the Term, Landlord will not disturb Tenant’s quiet and peaceful possession of the Premises, subject, however, to (a) the terms and conditions of this Lease, and (b) any other matter created or consented to by Tenant.

Notwithstanding the foregoing or anything else contained in this Lease, from and after the Fifth (5th) Year of the Lease Term including during any Extension Term, in the event that the Landlord intends to demolish all or part of the Premises and/or the Building, the Landlord shall be entitled to terminate this Lease and all covenants and obligations contained herein, on a date which shall not be earlier than at least twelve (12) months after delivery of written notice of such intention to the Tenant. The Tenant acknowledges that if the Lease is terminated in accordance with this paragraph, the Tenant shall and does hereby release the Landlord from all costs, expenses, claims, losses or damages suffered or incurred as a result of such termination, howsoever caused and the Tenant agrees to surrender and give vacant possession of the Premises to the Landlord on the date set out in the notice.

2.4	Early Occupancy by Tenant.

[INTENTIONALLY DELETED]

2.5	Tenant’s Work.

[INTENTIONALLY DELETED]

Article 3
RENT

3.1	Payment of Basic Rent.

Tenant shall pay to Landlord, yearly and every year during the Term, without any previous demand and without any set-off, compensation, abatement or deduction whatsoever, an annual basic rent in Canadian dollars (the “Basic Rent”) as follows:

(a)	for each of the first five (5) years of the Term, an annual Basic Rent equal to [NTD: to be determined following review of Altus report], payable in advance in equal consecutive monthly instalments on the first day of each and every month during such period [NTD: ADVISE ON ANNUAL RENT BUMPS IF ANY];

3.2	Net Lease; Additional Rent.

It is the intent of the parties that the Basic Rent provided in this Lease will be a net payment to Landlord, that this Lease shall be absolutely net and carefree to Landlord and that Landlord will not be required to pay any costs or expenses or provide any services in connection with the Premises and Tenant will bear all costs and expenses relating to the Premises. Accordingly, Tenant covenants and agrees to pay, without any set-off, compensation, abatement or deduction and in addition to Basic Rent, all costs and expenses relating to this Lease and the Premises (collectively, “Additional Rent”), including, without limitation (a) Taxes; (b) Business Taxes; (c) insurance costs; (d) utility charges; (e) operating expenses; and (f) maintenance, repair and replacement expenses.

3.3	Place of Payment.

All Basic Rent and other Rent will be paid to Landlord in lawful money of Canada, at Landlord’s Address or to such other Person or at such other place as Landlord may from time to time designate by notice to Tenant.

3.4	Default Interest.

Tenant shall pay to Landlord interest at the Default Rate on all payments of Rent from the respective due dates thereof if the same are not paid within five (5) Business Days following the date when due until such sums are paid in full.

3.5	Rent-Adjustment for Partial Months.

If the Commencement Date is not on the first day of a calendar month, or the last day of the Term is not the last day of a calendar month, then Rent for such month shall be pro-rated on a per diem basis based upon a period of 365 days.

Article 4
ALTERATIONS AND TENANT EQUIPMENT

4.1	Alterations.

The Tenant shall make no changes, additions, alterations or leasehold improvements of any nature whatsoever in or to the Premises or any part thereof (collectively, “Alterations”), without Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole discretion if same impact on or affect structure, base building systems or the exterior of the Building and otherwise shall not be unreasonably withheld or delayed ) and Tenant shall not demolish or destroy the whole or any part of the Premises. The terms and provisions of Section 11.1(a) shall apply, mutatis mutandis, to any Alterations consented to by the Landlord.

4.2	Improvements.

(a)	All Improvements shall immediately upon installation become the absolute property of Landlord, free and clear of any liens or encumbrances. Subject to subsections 4.2(b) and (c), upon the expiry or earlier termination of this Lease, all Improvements shall remain upon and be surrendered with the Premises as a part thereof without disturbance, molestation or injury and the same and any Tenant Equipment not removed by Tenant are the property of Landlord absolutely, free of any liens or encumbrances and without payment therefor to Tenant. In addition, Landlord will be entitled to all depreciation deductions, investment tax credits, deductions for taxes (other than Taxes paid by Tenant) and any other tax advantages resulting from the ownership of the Improvements.

(b)	Landlord may, by notice to Tenant prior to or promptly after the expiry or earlier termination of this Lease, require the removal forthwith, at the expense of Tenant, of any or all of Tenant Equipment, Tenant’s other personal property and/or leasehold improvements and the repair forthwith of any damage to the Premises caused by such removal, such work to be done forthwith by or at the direction of Landlord and at the expense of Tenant. If such notice is given prior to the expiry or earlier termination of this Lease, such removal and repair shall be completed by such expiry or earlier termination.

(c)	Provided Tenant has paid the Rent hereby reserved and performed and observed all the covenants and conditions herein contained, Tenant shall have, at the expiry or earlier termination of this Lease, the right to remove Tenant Equipment and Tenant’s other personal property, provided that Tenant repairs by the expiry or earlier termination of this Lease, at its own expense, any damage to the Premises caused by such removal, such work to be done by or at the direction of Landlord and at the expense of Tenant.

(d)	Tenant acknowledges and agrees that in the event that any Tenant Equipment or other personal property remains in the Premises after the expiry or earlier termination of this Lease, any such items may, at the option of Landlord and without obligation to compensate or reimburse Tenant, become the property of Landlord and Landlord may, in its sole discretion and without notice to Tenant, arrange for the removal and/or sale of such items and the proceeds of such sale after deducting all costs in connection therewith shall be applied towards any arrears of Rent owing by Tenant. All costs in connection therewith, not recovered from such sale shall be borne by Tenant in their entirety. The cost of removing and disposing of such property and repairing any damage to any of the Premises caused by such removal (together with interest at the Default Rate from the date of removal) shall be paid by Tenant to Landlord upon demand. Tenant acknowledges and agrees that such removal and/or sale shall not constitute distraint of such items.

(e)	The provisions of this Section 4.2 shall survive the expiration or termination of the Term.

4.3	Signage.

Tenant shall neither erect nor modify any sign on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed except if same affect the structure (or base building systems) of the Premises or are not in conformance with the exterior appearance of the Premises. All such signage shall comply with all applicable Laws. Upon expiry of the Term, Tenant shall be responsible for the cost of removal of such signage and repair of any damage caused by such removal and hereby indemnifies and saves harmless Landlord therefor.

4.4	Encroachments.

If any Alteration (including signage) made by Tenant shall (a) encroach upon any setback or any property, street or right-of-way adjoining the Premises, (b) violate the provisions of any restrictive covenant affecting the Premises, (c) hinder or obstruct any easement or right-of-way to which any of the Premises is subject and/or (d) impair the rights of others in, to or under any of the foregoing, Tenant shall, at its sole expense, promptly after receiving notice or otherwise acquiring knowledge thereof, in Landlord’s sole discretion either: (i) obtain from all necessary parties waivers or settlements acceptable to Landlord of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as Landlord shall deem necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making further Alterations.

Article 5
USE AND OCCUPANCY

5.1	Use.

Tenant shall use the Premises only for light manufacturing of electronic power supplies and for no other purpose without the express prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; however said consent shall not be unreasonably withheld.

5.2	Conduct of Business.

Tenant shall occupy the Premises from and after the Commencement Date and shall thereafter continuously conduct the business set out in Section 5.1 in the whole of the Premises throughout the Term in a reputable and first class manner.

5.3	Compliance.

Tenant shall comply with all Laws applicable to the Premises and will keep and maintain the Premises in compliance with all applicable Laws.

5.4	Easements.

Tenant shall promptly and at no expense to Landlord join with Landlord, from time to time at the request of Landlord with respect to Tenant’s interest in the Premises at no cost to Landlord: (a) to grant, in the ordinary course of business, easements, licenses, rights-of-way and other rights and privileges in the nature of easements; (b) to release, in the ordinary course of business, existing easements and appurtenances which benefit the Premises; (c) to dedicate or transfer unimproved portions of the Land for road, highway or other public purposes; (d) to cause any Leasehold Mortgagee to promptly execute and deliver, upon request from Landlord, any and all instruments, agreements, documents or other assurances which may be required from time to time to give effect to such grants; and (e) to execute and deliver any instrument, in form and substance required by Landlord, to make or confirm such grants or releases to any Person, with or without consideration.

Without limiting the foregoing and notwithstanding anything else contained herein, Tenant hereby accepts the Premises subject to the burden of Existing Easements.

5.5	Access and Control of Existing Easements.

Notwithstanding anything else contained herein or at law, but without limiting or reducing Tenant’s maintenance, repair or replacement obligations herein, Tenant acknowledges and agrees that Tenant shall not interfere with, tamper with or alter the Existing Easements in any respect. Landlord and its agents shall at all times have unrestricted access to the Existing Easements including, without limitation, to all pipes above, on, under or about the Premises and related appurtenances thereto (including underground tunnels and piping).

5.6	Not to Cause a Nuisance or Waste.

Tenant covenants that it will not do or omit to do and will not permit to be done or omitted to be done, anything upon or in respect of the Premises, the doing or omission of which (as the case may be) shall in Landlord’s opinion be or result in a nuisance or an act of waste.

5.7	Loudspeakers, etc.

No loudspeakers, television, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior consent of Landlord which consent may be withheld by Landlord in its sole discretion.

5.8	Environmental Matters.

Tenant agrees to comply with all Environmental Laws which may be applicable to the Premises. Without limiting the foregoing, Tenant shall not cause or permit or allow any Hazardous Substance to be brought upon, kept, used, or released in, under, from or about the Premises in violation of Environmental Laws. If,

(a)	Tenant breaches the obligations stated in the preceding sentences, or

(b)	the presence of any Hazardous Substance on the Premises from whatever cause or nature, including actions of third parties taken with or without the permission or knowledge of Tenant, results in contamination of the Premises, or any part thereof, or

(c)	contamination of the Premises by any Hazardous Substance otherwise occurs, or

(d)	any adjoining or neighbouring lands or lands other than the Premises are contaminated as a result of such breach or presence,

then Tenant shall indemnify, defend and hold Landlord, its agents, employees, directors, officers, legal representatives, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, Costs, liabilities, stop order, control order or any other order issued under any Environmental Laws, regulations, or losses (including, without limitation, diminution in value of the Premises, damages for the loss of, or restriction on the use of, the Premises, and sums paid in settlement of claims, reasonable legal fees, consultant fees and expert fees) which arise during or after the Term as a result thereof. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, provincial, or local governmental agency or political subdivision because of any Hazardous Substance present in or about the Premises, or any adjoining property or at any location other than the Premises, or the soil or ground water on or under or flowing from the Land. Without limiting the foregoing, if the presence of any Hazardous Substance on or about the Premises results in any contamination of any portion thereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, or any adjoining property, to the condition existing prior to the introduction of or release of any such Hazardous Substance, subject to obtaining Landlord’s prior written consent to the actions to be taken by Tenant. Landlord may require its prior written consent to the selection of the contractors and other experts involved in the inspection, testing and removal or abatement activities, the scope of activities to be performed, the manner, the schedule for performance and method for performance of such activities, and such other matters as may be required or requested by Landlord for the continued use of the Premises and the safety of the Premises and all occupants thereof Tenant shall provide Landlord with such documentation and information reasonably requested by Landlord with respect to any inspection, testing, remediation, removal, abatement, or other activities undertaken by or on behalf of Tenant under this Section 5.8. The obligations and liabilities of Tenant herein shall survive expiration or termination of this Lease. Furthermore, if any such activities extend beyond the Term, Tenant shall pay to Landlord, in addition to any other amounts under this Section 5.8, rent for the Premises during such period in an amount equal to the amount which could have been received by Landlord for the use of the Premises during such period in the absence of contamination by such Hazardous Substance.

5.9	Environmental Compliance.

In addition to the other obligations of Tenant in this Article 5, Tenant shall advise Landlord with respect to any inspection, visit, investigation or inquiry initiated or carried out by any regulatory authority or any claim made or threatened by any person against Landlord and/or Tenant or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substance. Such advice shall be provided within three (3) Business Days of Tenant’s receipt of any notice or action initiated by the regulatory authority or any claim made or threatened, and shall include a complete description of the matters giving rise to the notice or action by the regulatory authority or any claim made or threatened, and any actions taken by Tenant with respect to them. Tenant will advise Landlord forthwith of any releases which are required to be reported to a governmental authority by any Environmental Laws, whether or not such releases have been reported, and any charges laid or pending against Tenant with respect to environmental matters, including a description of the circumstances giving rise to such releases or charges, as the case might be. For further clarification, Landlord is herewith given the right of access to perform all audits, assessments, evaluations, and reports respecting environmental performance and activities at the Premises, as may be reasonably necessary to enable Landlord to form a competent opinion on the level of compliance of Tenant with respect to relevant Environmental Laws and its obligations under this Lease.

5.10	Remediation by Landlord.

If Tenant fails to commence remediation of the Premises and any other affected lands as required in this Article 5 within a reasonable time after becoming aware of a breach of this Article, or fails to diligently and continuously proceed with remediation thereafter, in addition to Landlord’s other rights and remedies herein, Landlord shall have the right, at its sole option, to take all necessary steps to return the Premises and any other affected lands to the condition existing prior to the introduction of any such Hazardous Substance, at the sole cost of Tenant. All payments made and all costs incurred by Landlord under this Article 5 shall be reimbursed by Tenant within ten (10) Business Days after notice. In addition to any other rights and remedies available to Landlord, Landlord shall have the right, in respect of Tenant’s failure to make reimbursement of any amount as aforesaid, to deduct such amount from any amounts due and payable by Landlord hereunder.

Article 6
UTILITIES AND REPAIRS

6.1	Utilities.

Tenant shall pay in a timely manner all water, sewer, electricity, gas, telephone or other communications, and any other utility charges related to the Premises, including, if applicable, the costs and expenses of providing utilities.

6.2	Maintenance, Repair and Replace.

Tenant shall at all times maintain, repair and if necessary replace the Premises as would a prudent owner of first class premises of the type, nature and quality of the Premises. Tenant shall take every other action necessary or appropriate for the preservation and safety of the Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Section 6.2 and subject to Section 4.2, Landlord may, but shall not be required to, make any such repairs or Alterations to the Premises, and Tenant shall, immediately upon demand, reimburse Landlord for the expenses incurred by Landlord (together with interest at the Default Rate from the date of demand) in effecting such repairs or Alterations. Furthermore, and notwithstanding Landlord’s rights provided by the immediately preceding sentence, Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations.

Article 7
TAXES AND SALES TAXES

7.1	Payment of Taxes.

Subject to Section 7.5, Tenant shall punctually pay and discharge or cause to be paid and discharged, as and when the same shall become due and payable, all Taxes. Tenant shall be deemed to have complied with the covenants hereof if payment of such Taxes shall have been made before assessment of any penalty or interest or before the same shall become a currently payable lien upon the Premises, and Tenant shall deliver to Landlord satisfactory evidence of payment within thirty (30) days after the date payment is due. Tenant shall also pay all special assessments and other like impositions amortized over the life of the improvement levied or imposed for improvements installed and assessed either prior to or during the Term. Without limiting the foregoing, the Tenant shall pay all Capital Taxes, as Additional Rent to Landlord at the times and in the manner required by the Landlord.

7.2	Proration at Commencement and End of Term.

If the Term expires or otherwise terminates on other than the last day of a twelve (12) month period for which Taxes are assessed (a “Tax Year”), Taxes for the Tax Year in which the Term ends will be prorated between Landlord and Tenant, based on the most recent levy and most recent assessment. Such proration will be subsequently adjusted when the actual bills for Taxes for the Tax Year in which the Term ends become available. If the Term commences on other than the first day of a Tax Year, Taxes for the Tax Year in which the Term commences will be prorated between Landlord and Tenant when the actual bills for Taxes for the Tax Year in which the Term begins become available. The covenants set forth in this Section 7.2 shall survive the expiration or termination of the Term.

7.3	Sales Taxes.

Tenant shall throughout the Term, pay when due all Sales Taxes directly to Landlord. Landlord may estimate Sales Taxes on a monthly basis and Tenant shall pay same to Landlord in accordance with Section 3.2 herein. If in the event that any amount becomes payable by Tenant to Landlord as a result of a breach, modification or termination of this Lease, said amount payable shall be increased by an amount equal to any applicable Sales Taxes (including, without limitation, any harmonized sales tax) and Tenant shall pay such increased amount.

7.4	Business Taxes and Other Taxes of Tenant.

In addition to the Taxes payable by Tenant as hereinbefore set out, Tenant shall, pay to the lawful taxing authorities, or as Additional Rent to Landlord if Landlord is invoiced therefor by the taxing authority having jurisdiction, and shall discharge when the same become due and payable, all Business Taxes to the extent same may constitute a lien upon the Premises or for which Landlord may become liable, and whether in any case any such Business Taxes are rated, charged or assessed by any federal, provincial, municipal or other body during the Term.

7.5	Realty Taxes

(a)	Notwithstanding the provisions of Section 7.1 permitting Tenant to pay and discharge all Taxes, Tenant shall pay as Additional Rent to Landlord, or to the relevant taxing authorities if Landlord so directs, and discharge in each year during the Term and within the times provided for by the taxing authorities, all realty taxes levied, rated, charged or assessed from time to time respectively, against the Premises or any part thereof.

(b)	Tenant shall provide Landlord within 10 days after receipt by Tenant, a copy of all tax bills and assessment notices for the Premises or any part thereof and shall promptly deliver to Landlord receipts evidencing the payment of all such realty taxes payable to any such taxing authorities as aforesaid and to furnish such other information in connection therewith as Landlord reasonably requires.

(c)	Unless Landlord has directed Tenant to pay the realty taxes to the relevant taxing authorities, Tenant shall pay the realty taxes according to estimates or revised estimates made by Landlord from time to time in respect of each calendar year during the Term (a “Year”). Tenant’s payments will be made in advance on the first day of each month in monthly amounts and for such periods as determined by Landlord. Until such time as Landlord advises otherwise, realty taxes payable for each Year shall be payable in 9 equal monthly installments, commencing on January 1 in each Year and ending on September 1 in each Year, subject to a pro rata adjustment for the first and last years of the Term to reflect the fact that the Term will not commence on January 1 or end on September 30.

(d)	Unless Landlord directs Tenants to pay realty taxes directly to the taxing authorities and provided that Tenant complies with its preceding obligations in this Section to pay the realty taxes to Landlord, Landlord covenants to pay the realty taxes to the relevant taxing authorities.

(e)	If during the Term, the method of taxation is altered so that the whole or any part of the realty tax is now levied, rated, assessed or imposed on real estate and improvements are levied, assessed, rated or imposed wholly or partially as a capital levy or on the rents received or otherwise, or if any tax, assessment, levy, imposition or charge, in lieu thereof shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions and charges shall be included within Tenant’s obligation to pay realty taxes as set out in this Article 7.

(f)	(i) Landlord may defer payment of realty taxes, or defer compliance of any relevant law in connection with the levying of any such realty taxes, in each case, to the fullest extent permitted by law, so long as it shall diligently prosecute any contest, appeal or assessment on which such tax is based. Tenant shall cooperate with Landlord in respect of any such contest, appeal or assessment and shall provide Landlord with all relevant information, documents and consents required by Landlord.

(ii) Tenant may, with the prior written consent of Landlord, appeal or contest the assessment of realty taxes in respect of the Premises, in each case, to the fullest extent permitted by law, so long as it shall diligently prosecute any contest, appeal or assessment on which such tax is based. If Tenant obtains Landlord’s written consent, Tenant will deliver to Landlord whatever security for the payment of realty taxes Landlord considers advisable and will keep Landlord informed of its progress from time to time and upon the request of Landlord.

Article 8
INSURANCE

8.1	Maintenance of Policies.

Tenant shall maintain the following insurance on or in connection with the Premises at Tenant’s expense:

(a)	Insurance against physical loss or damage to the Improvements and Tenant Equipment as provided under a standard “All Risk” property policy including but not limited to flood (if the Premises are in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Tenant Equipment. Such policies shall contain replacement cost and agreed amount endorsements and shall contain deductibles of not more than $100,000.00 per occurrence in respect of earthquake coverage; and not more than $25,000.00 per occurrence in respect of all other coverages;

(b)	Commercial general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Premises, in an amount not less than $10,000,000.00 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type; provided, however, that Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type;

(c)	Comprehensive Automobile Liability covering all owned, non-owned and hired vehicles with limits of not less than $2,000.000.00 combined single limit;

(d)	Business income/interruption insurance on an actual loss sustained basis with a period of indemnity not less than two (2) years from the time of loss;

(e)	During any period in which Alterations or restorations, the cost of which, in the aggregate, is in excess of $500,000.00 per project at the Premises are being undertaken, (i) builder’s risk insurance (on a completed value, non-reporting basis) against “all risks of physical loss,” including collapse and transit coverage, with deductibles not to exceed $25,000.00, in non-reporting form, covering the total replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Tenant Equipment, together with “soft costs” and such other endorsements as Landlord may reasonably require or equivalent insurance coverage under property insurance policies, and (ii) general liability, worker’s compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired; and

(f)	Such other insurance on or in connection with any of the Premises as Landlord may reasonably require, which at the time is commonly obtained in connection with properties similar to the Premises.

8.2	Insurance Providers.

The insurance required by Section 8.1 shall be written by companies approved by Landlord acting reasonably. The insurance policies (a) shall be for such terms as Landlord may reasonably approve, (b) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, (c) shall name Landlord and Tenant as additional named insureds, as their respective interests may appear, (d) shall contain an agreement by the insurer to give at least thirty (30) days’ prior written notice to all additional insureds of any intention to cancel, cause to lapse, materially diminish or deny coverage, and (e) shall be issued specifically in respect of the Premises and not on a blanket or general policy basis. If such insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Landlord, acting reasonably, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. Tenant covenants and agrees that certificates of insurance for all insurance required to be maintained by it pursuant to this Article 8 shall be delivered to Landlord upon request by Landlord to Tenant. If Tenant fails to take out or keep in force any policy of insurance referred to in Section 8.1 hereof, Landlord may do so and pay the premium and in that event, Tenant will pay to Landlord the amount so paid as Additional Rent and it will be due and payable on the first day of the month following the payment by Landlord.

8.3	Premiums.

Tenant shall pay as they become due all premiums for the insurance required by Section 8.1, shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or instalment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord certificates of the insurance policies evidencing the existence of all policies.

8.4	Insurable Value.

Tenant shall have the replacement cost and insurable value of the Improvements determined from time to time as required by the replacement cost and stated amount endorsements and shall deliver to Landlord the new replacement cost and stated amount endorsement or certificate evidencing such endorsement promptly upon Tenant’s receipt thereof.

8.5	Compliance with Policy Terms.

Tenant shall promptly comply with and conform to (a) all provisions of each insurance policy required by this Article 8, and (b) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Premises or to the use, manner of use, occupancy, possession, operation maintenance, alteration or repair of any of the Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Premises.

8.6	No Additional Policies.

Tenant shall not carry separate insurance concurrent in form or contributing, in the event of a Casualty or in the event of injury to or death of any person, with that required in this Article 8 unless (a) Landlord is included therein as a named insured, with loss payable as provided herein, and (b) such separate insurance complies with the other provisions of this Article 8. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord certificates therefor.

8.7	Waivers.

All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and its mortgagee and contain full waivers of subrogation against Landlord and its mortgagee.

8.8	Use Not To Affect Insurance.

Tenant covenants and agrees that it will not do or permit or omit to be done anything upon the Premises or the Lands or any part thereof whereby any insurance policy shall be impaired or cancelled or the Premises rendered uninsurable.

Article 9
DAMAGE OR DESTRUCTION

9.1	Effect of Damage or Destruction.

Neither this Lease nor the Basic Rent or other Rent payable by Tenant hereunder will be affected by any Casualty. In the event of any such Casualty, Tenant shall promptly, at its sole expense, undertake the repair and restoration of affected Improvements to at least their condition existing prior to the Casualty.

9.2	Insurance Proceeds.

During the Term, if any Casualty occurs, Tenant shall give Landlord immediate notice thereof. Except as specifically provided for in the following sentence, Landlord is hereby authorized to adjust, collect and compromise, in its discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), all claims under any of the insurance policies required by Article 8 (except public liability insurance claims payable to a Person other than Tenant or Landlord) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate at its own expense with Landlord in any adjustment, collection and compromise of insurance proceeds payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. If Landlord so requests, Tenant shall adjust, collect and compromise any and all claims, and Landlord shall have the right to join with Tenant therein. Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. All proceeds of any insurance required under Article 8 (excluding liability insurance claims payable to third parties) shall be payable to Landlord and Tenant jointly; and, with respect to the insurance proceeds received pursuant to Section 8(l)(d), such proceeds shall be applied to Rent next due and owing. Each insurer is hereby authorized and directed to make payment under such policies, including return of unearned premiums, directly to Landlord and Tenant jointly, and Tenant hereby appoints Landlord Tenant’s attorney-in-fact to endorse any draft therefor.

9.3	Application of Insurance Proceeds.

Any insurance proceeds shall be applied first to reimburse Landlord for all costs and expenses, including reasonable solicitors’ fees, incurred by Landlord in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Landlord with respect to an insured Casualty shall, in accordance with Article 11, be applied by the Landlord to pay for repairs, reconstruction, restoration or replacements necessitated by the Casualty, provided that: (a) no Event of Default shall exist hereunder; (b) the proceeds received by Landlord (together with any other funds delivered by Tenant to Landlord for such purpose) shall be sufficient, in Landlord’s judgment, to pay for any restoration necessitated by the Casualty; and (c) such restoration can be completed, in Landlord’s judgment, at least ninety (90) days prior to the end of the Term. Notwithstanding the foregoing, in the event the Casualty occurs within the last twelve (12) months of the Term, Landlord shall have the right, in its sole discretion, to terminate the Term effective retroactively to the occurrence of the Casualty, in which event all insurance proceeds payable as a result of the Casualty shall be paid to, and become the sole property of, Landlord. Landlord will have no obligation to see to the proper application of any insurance proceeds paid over to Tenant, nor will any such proceeds received by Landlord bear interest or be subject to any other charge for the benefit of Tenant.

Article 10
WAIVERS AND INDEMNITIES

10.1	Tenant’s Waiver and Indemnification.

Tenant hereby waives all claims against Landlord for damages to any property or injury to or death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the willful misconduct or negligence of Landlord, its employees or agents, and Tenant shall indemnify and save harmless Landlord from and against all costs, expenses, payments, liabilities, losses, damages, injunctions, suits, actions, fines penalties, claims and demands of every kind or nature whatsoever, including reasonable counsel fees and disbursements and all other Costs incurred by Landlord or personal or physical injury to any person, which may be made or brought against Landlord or which Landlord may suffer or incur arising out of, relating to, or in connection with:

(a)	the use or occupation of or the conduct or management of any business from or anything whatsoever done in or about the Premises;

(b)	any breach or default on the part of Tenant in the performance and observance of any of the agreements, terms, covenants or conditions of this Lease on Tenant’s part to be performed and observed;

(c)	failure on the part of the Tenant to comply with any laws, by-laws, ordinances and regulations, requirements, orders, directions, notices or rules of any federal, provincial or municipal authority, agency or department having jurisdiction, including non-compliance attributable to events, occurrences or circumstances occurring or existing prior to the Commencement Date;

(d)	any damage to any person or property occurring in, on or about the Premises; or,

(e)	any act of negligence of Tenant;

hereinafter collectively referred to as “Claims”.

Tenant’s obligation under this Section 10.1 to indemnify and hold Landlord harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by Landlord in respect of such Claim.

Landlord shall have the right at its own expense and option to be represented by counsel of its own choice in defense of any such Claim and in negotiations for settlement in connection with any such Claim.

.

The provisions of this Section 10.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

Article 11
RESTORATION

11.1	Restoration.

If the Building or the Premises are damaged or destroyed either in whole or in part by fire or any other occurrence, this Lease shall nevertheless continue in full force and effect and there shall be no abatement of any item of Basic Rent and Additional Rent except as is expressly hereinafter in this Article 11 provided and in the event of such damage or destruction the following provisions shall apply:

(a)	Insured Damage to Premises

If the damage or destruction is such so as to render the whole or any part of the Premises unusable or untenantable for the purpose of Tenant's use and occupancy thereof, the Landlord shall deliver to the Tenant within sixty (60) days following the occurrence of such damage or destruction the written opinion of the Landlord's architect, determined reasonably, as to whether or not the Premises is capable of being repaired within one hundred and eighty (180) days following the delivery of such opinion.

If this Lease is not terminated by the Landlord as provided for hereunder, then the Landlord, to the extent of the insurance proceeds which the Landlord receives, and to the extent that any Mortgagee entitled to be paid such insurance proceeds consents to the use of the same for repair of such damage or destruction, shall diligently proceed to repair any defects in the structure of the Building and exterior walls of the Building and such electrical, mechanical and drainage equipment and systems which form a part of the Building and the Landlord shall further repair such damage to the Premises (excluding all leasehold improvements). The Tenant shall, as soon as is practicable but without interfering with the Landlord's repairs as outlined above, diligently proceed to perform such repairs as are the Tenant's responsibility pursuant to this Lease.

If, in the opinion of the Landlord's architect, the Premises are not capable of being repaired as aforesaid within one hundred and eighty (180) days following the delivery of such opinion or, if immediately prior to the occurrence of such damage, the Tenant was not using substantially all of the Premises for the purposes permitted by this Lease or as otherwise required pursuant to this Lease or if the Tenant was, at the time of such damage, in breach of this Lease and had failed, within fifteen (15) days after notice of such default, to have commenced to remedy such default, the Landlord may, at its sole option, elect by written notice, given to the Tenant within ninety (90) days after such occurrence, to terminate this Lease, whereupon, the Tenant shall immediately surrender possession of the Premises to the Landlord and Basic Rent and Additional Rent and all other payments for which the Tenant is liable pursuant hereto shall be apportioned to the effective date of such damage and destruction.

If the damage is such, so as to render the whole or any part of the Premises unusable in whole or in part for the purpose of the Tenant's use and occupancy as permitted hereby and if, immediately prior to the occurrence of such damage, the Tenant was using substantially all of the Leased Premises for the purposes as permitted by or as otherwise required pursuant to the terms of this Lease, then the Basic Rent and Additional Rent payable hereunder shall abate to the extent that the Tenant's use and occupancy of the Premises is, in fact, thereby diminished, which determination shall be made by the Landlord's architect, acting reasonably, but in its sole discretion, until the earlier of the thirtieth (30th) day after the Premises are ready for the Tenant to commence its repairs to the Leased Premises as determined by the Landlord's architect, or, the date on which the Tenant first commences to conduct its business in any part of the Premises which have been damaged following the date of the occurrence of such damage or destruction.

The respective obligations of the Landlord and the Tenant with respect to the repair of the Premises following any damage or destruction as aforesaid shall be performed in accordance with all applicable obligations to repair contained in this Lease and shall be performed with all reasonable speed. The Tenant acknowledges that the obligations of the Tenant to repair the Premises after such damage or destruction as aforesaid or otherwise shall be performed at the Tenant's sole cost without any contribution thereto by the Landlord whether or not any damage or destruction was caused by the Landlord's fault or negligence and whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of any of the leasehold improvements in the Premises. In any event, within thirty (30) days after the Landlord has completed its repairs to the Premises as aforesaid, the Tenant shall complete its repairs to the Premises and shall fully fixture the premises and recommence the operation of the Tenant's business as permitted and required pursuant to the terms of this Lease.

(b)	Uninsured Damage of the Leased Premises

If there is damage or destruction to the Premises, and the Premises are not reasonably capable of being repaired within one hundred and eighty (180) days following the delivery of the written opinion of the Landlord’s architect as aforesaid or which has been caused by an occurrence against which the Landlord is not insured or if the cost of repairs of which would be in excess of the extent to which insure proceeds are receivable pursuant to this Lease, then the Landlord may, at its option, to be exercised by written notice given to the Tenant within ninety (90) days after such occurrence, terminate this Lease, whereupon, the Tenant shall immediately surrender possession of the Premises to the Landlord and Basic Rent and Additional Rent and all other payments for which the Tenant is liable pursuant to this Lease shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid, then the parties shall repair as hereinbefore provided and there shall be no abatement of any portion of the Basic Rent or Additional Rent unless the damage or destruction is Insured Damage.

If there is damage or destruction to the Building or the Premises and if this Lease is not terminated pursuant hereto, the Landlord, in performing its repairs to the Building or the Premises as required hereby shall not be obligated to repair or rebuild in accordance with the plans or specifications for the Building or the Premises as they existed prior to such damage or destruction and the Landlord may repair or rebuild the same in accordance with any plans and specifications chosen by the Landlord in its sole and absolute discretion provided that the Tenant's use and occupancy of and access to the Premises and the general overall quality of the Building are not materially detrimentally affected by any difference in plans, specifications or forms of the Premises or the Building.

The decision of the Landlord's architect as to the time within which the Building or the Premises can or cannot be repaired, the state of tenantability of the Premises and as to the date on which the Landlord's Work of repair is completed shall be final and binding upon the parties hereto.

11.2	Excess Net Proceeds – Casualty

Any Net Proceeds of a Casualty remaining after restoration of the Premises shall be retained by Landlord and applied to the next accruing installment(s) of Rent. If such Net Proceeds exceed the remaining Rent payable during the Term, such excess shall be retained by, and be the sole property of, Landlord.

Article 12
ASSIGNMENT, SUBLETTING AND FINANCING

12.1	Assignment and Subletting.

Tenant shall not sell, assign or transfer this Lease or any interest herein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or part with possession of the Premises or any part thereof, or allow any transfer hereof by operation of law or otherwise (collectively, a “Transfer”), without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay. Any Transfer which is not in compliance with the provisions of this Article 12 shall, at the option of Landlord, and without limiting any other remedies of Landlord, be void and of no force or effect. If the Tenant intends to effect a Transfer, then the Tenant shall give prior written notice to the Landlord of such intent specifying the nature of the Transfer and the name of the proposed transferee and shall provide such information with respect to the proposed Transfer and the transferee as the Landlord may reasonably require. Tenant shall deliver to Landlord upon receipt from time to time throughout the Term or thereafter, any consideration received as a result of any Transfer, which shall include the difference, if any, between the amount of rent and similar payments received by Tenant as a result of such Transfer and the amount of Rent payable hereunder. Tenant shall cause the subtenant, assignee or transferee to execute and deliver to the Landlord an agreement to be bound by the terms and provisions of this Lease as if the subtenant (to the extent of the subleased premises and save for the payment of Basic Rent), assignee or transferee had executed this Lease in the place and stead of the Tenant.

Landlord will, within 30 days after having received written notice from the Tenant as set out above, notify Tenant in writing either that:

(a)	it consents or does not consent to the Transfer; or

(b)	it elects to cancel this Lease in preference to giving its consent. If Landlord elects to cancel this Lease, Tenant will notify Landlord in writing within 15 days thereafter of Tenant’s intention either to refrain from such Transfer or to accept the cancellation of this Lease. If Tenant fails to advise Landlord within such 15 day period or if it advises Landlord that it accepts Landlord’s cancellation of this Lease, this Lease will be terminated upon the last day of the month that follows the 30th day following the date that Landlord advised Tenant in writing of its decision to cancel this Lease and Tenant will, on such date, deliver up possession of the Premises in accordance with all of the provisions of this Lease relating to the surrender of the Premises at the expiration of the Term and all Rent shall be adjusted to the date of such termination. If Tenant advises Landlord that it intends to refrain from such Transfer, Landlord’s election to cancel this Lease will become null and void in such instance.

12.2	No Release.

The consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent given pursuant to this Article 12 shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or other Transfer.

12.3	Equity Transfers.

(a)	If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners which results in a change of control or transfer of a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article 12. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a controlling interest of the capital stock of Tenant in one or more transactions shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article 12.

(b)	Neither this Lease nor any interest herein nor any estate created hereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee under an assignment for the benefit of creditors of Tenant.

12.4	Financing.

Tenant shall not, without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole discretion, execute or deliver any Leasehold Mortgage securing any indebtedness or other obligation of Tenant or any other Person.

12.5	Dealings by Landlord.

Landlord may sell, transfer, charge, encumber or otherwise deal with the Land or any portion thereof or any interest of Landlord therein, in every case without the consent of Tenant, and without restriction. To the extent that any purchaser or transferee from Landlord has become bound by the covenants and obligations of Landlord under this Lease, Landlord shall, without further written agreement, be freed and relieved of liability with respect to such covenants and obligations.

12.6	Subordination and Attornment.

Tenant acknowledges that this Lease is, at the option of any mortgagee or charge, subject and subordinate to any and all mortgages or charges (including deeds of trust and mortgage securing bonds, all indentures supplemental thereto or any other instruments of financing, refinancing or collateral financing) which may now or hereafter affect the Land or Improvements, or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided the holder of such mortgage or charge enters into a non-disturbance agreement with the Tenant pursuant to which and so long as the Tenant shall not be in default under this Lease, the Tenant shall be entitled to remain undisturbed in possession of the Premises pursuant to this Lease, notwithstanding the exercise of any rights or remedies by the holder of the mortgage or charge. Tenant agrees to execute promptly any certificate or instrument in confirmation of such subordination and will, if requested by Landlord or by any such mortgagee or chargee, attorn to such mortgagee or chargee, and Tenant hereby constitutes Landlord, its agent and attorney for the purpose of executing any such certificate or instrument.

Article 13
END OF TERM

13.1	Surrender.

Subject to Section 4.2, upon the expiration or earlier termination of this Lease (other than pursuant to the exercise of a purchase option), Tenant shall peaceably leave and surrender the Premises to Landlord in the same condition in which the Premises were at the commencement of this Lease except for reasonable wear and tear and as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease. The covenants set forth in this Section 13.1 shall survive the expiration or termination of the Term.

13.2	Holding Over.

If Tenant holds over after the end of the Term without a written agreement providing therefor, Tenant shall be deemed to be a tenant from month to month, at a monthly rent, payable in advance, equal to 200% of the Rent payable during the last year of the Term, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as provided herein.

13.3	Survival of Obligations.

Upon the termination of this Lease:

(a)	all claims, causes of action or other outstanding obligations remaining or being unfulfilled as at the date of termination;

(b)	all of the provisions of this Lease relating to the obligations of any of the parties to account to or indemnify the other and to pay to the other any monies owing as at the date of termination in connection with this Lease; and

(c)	all provisions which are stated to survive;

shall survive such termination.

Article 14
LIENS AND ESTOPPEL CERTIFICATES

14.1	Construction Liens.

(a)	Tenant shall, throughout the term of the Lease at its own expense, cause any and all statutory liens, construction liens and other claims for labour, services or materials alleged to have been supplied to, or to have been charged by or for Tenant or anyone on its behalf which may be registered against, or otherwise form a lien against the Premises, to be paid, satisfied, discharged, released, cancelled and vacated within the earliest of: (i) the tenth (10th) day after Landlord notifies Tenant that a claim for any lien has been made; or (ii) the tenth (10th) day after Tenant in any other manner receives actual or constructive notice that a lien is claimed.

(b)	If Tenant bona fide disputes the validity, correctness, or amount of any lien, Tenant may vacate, discharge or otherwise dispose of the lien and shall be entitled to defend against any claim for lien in proceedings in any court having jurisdiction provided that it: (i) prosecutes such defence with all due diligence; and (ii) posts such bond as may be required or pays into court the amount necessary to discharge the lien from title and such costs as the court may direct, and registers all documents necessary to have the lien or other claim vacated or provides such other security to protect the interest of Landlord in the Premises as Landlord considers sufficient.

(c)	At any time when work is being performed or material supplied to the Premises for or on account of Tenant, Tenant shall hold back such funds for such time as is required by any law.

(d)	Landlord and Tenant agree that any work done in the Premises during the Term by or on behalf of Tenant shall not be done and shall be deemed not to have been done at the request of Landlord. If any contractor with respect to any Work gives notice to Landlord pursuant to Section 19 of the Construction Lien Act (Ontario), Landlord shall have the right to refuse to assume responsibility.

14.2	Estoppel Certificates.

Tenant agrees that at any time and from time to time (but on not less than ten (10) Business Days’ prior request by Landlord), it will execute, acknowledge and deliver to Landlord and such other Person(s) as may be reasonably requested, a certificate indicating any or all of the following: (a) the date on which the Term commenced and the date on which it is then scheduled to expire; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Basic Rent has been paid; (d) that no Event of Default exists which has not been cured, except as to defaults stated in such certificate; (e) that the responding party has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; and (f) such other matters as may be reasonably requested by the requesting party. Any such certificate may be relied upon by the requesting party and, by any prospective purchaser of Landlord’s reversionary interest in the Premises, or if Tenant is the requesting party, by any present or prospective holder of a Leasehold Mortgage or assignee of Tenant’s interest under this Lease.

Article 15
DEFAULTS AND REMEDIES

15.1	Defaults by Tenant.

Each of the following events will constitute an “Event of Default” under this Lease:

(a)	Failure to Pay Rent. Tenant fails to pay Basic Rent or any other Rent payable by Tenant under the terms of this Lease within five (5) Business Days following notice thereof.

(b)	Failure to Perform Other Obligations. Tenant breaches or fails to comply with any provision of this Lease applicable to Tenant other than a covenant to pay Rent, and such breach or noncompliance continues for a period of fifteen (15) days after notice thereof from Landlord to Tenant; or, if such breach or noncompliance cannot reasonably be cured but is capable of cure within such fifteen (15) day period, Tenant does not commence to cure such breach or noncompliance within such fifteen (15) day period or does not thereafter pursue such cure in good faith to completion. Notwithstanding anything in the foregoing to the contrary, the terms of this Section 15.1(b) shall not apply with respect to any breach or noncompliance for which a cure period is specifically set forth in this Lease or for which an Event of Default is otherwise provided under this Article 15 or which cannot be cured.

(c)	Execution and Attachment Against Tenant. Tenant’s interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant.

(d)	Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes a general assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant’s property.

(e)	Abandonment. The Premises shall have been abandoned for a period of at least five (5) Business Days.

(f)	Dissolution. Tenant shall be wound up, liquidated or dissolved or proceedings towards its winding up, liquidation or dissolution are commenced.

(g)	Leasehold Mortgages. A failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation in, any provision of any Leasehold Mortgage or any other document between Tenant and the holder of the Leasehold Mortgage, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any loan secured by a Leasehold Mortgage.

(h)	Licenses and Permits. A failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of the Premises in accordance with this Lease.

(i)	Operations. A failure by Tenant to occupy the whole of the Premises or to continuously conduct its normal operations therein.

(j)	Transfer. The breach or violation by Tenant of any of the terms or conditions set forth in Article 12 of this Lease.

(k)	Use. The breach or violation of Tenant of any of the terms or provisions of Section 5.1 of this Lease concerning Tenant’s use of the Premises.

15.2	Landlord’s Remedies.

If any Event of Default occurs, the then current month’s Rent together with Rent for the three (3) months next ensuing shall immediately become due and payable and Landlord will have the right, at Landlord’s election, then or at any later time while such Event of Default is continuing, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not preclude the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity:

(a)	Cure by Landlord. Landlord may, at Landlord’s option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Event of Default in such manner and to such extent as Landlord deems necessary or desirable, provided that, prior to making any such payment or taking any such action, Landlord notifies Tenant of Landlord’s intention to do so and affords Tenant at least ten (10) days (or such shorter period as is reasonable under the circumstances) in which to make such payment or take such action, provided however, if a notice was provided by Landlord pursuant to Section 15.1(b) hereof no further notice need be given. Tenant will pay Landlord, upon demand, all advances and Costs of Landlord in connection with making any such payment or taking any such action, together with interest at the Default Rate from the date of payment of any such advances and Costs by Landlord.

(b)	Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. In such event, Landlord will be entitled to recover from Tenant, as damages for loss of bargain and not as a penalty, an aggregate sum equal to:

(i)	all unpaid Basic Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the Default Rate); plus

(ii)	the present value at the time of termination (calculated by discounting on a monthly basis at a discount rate equal to the bid yield rate quoted by the Bank of Canada in Government of Canada Bonds offered at the time of such calculation having a maturity closest to the date on which the Term would have expired but for such termination) of the amount, if any, by which (1) the aggregate of the Basic Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination, exceeds (2) the amount of such Basic Rent and other Rent which could reasonably be recovered less customary leasing commissions, reasonable tenant improvements, and other reasonable costs of leasing), if any, by reletting the Premises for the remainder of the Term at the then-current fair rental value; plus

(iii)	interest on the amount described in (ii) above from the termination date to the date of the award at the Default Rate.

In lieu of damages calculated in the manner set forth in the preceding sentence, Landlord may, at its option, to the extent permitted by applicable Laws, recover from Tenant, as damages for loss of bargain and not as a penalty, an aggregate sum equal to:

(A)	all unpaid Basic Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the Default Rate); plus

(B)	the aggregate of Basic Rent and all other Rent under this Lease that would have accrued for the balance of the Term after termination.

For purposes of calculating future Basic Rent under this Section 15.2(b), Basic Rent for the balance of the Term shall be deemed to equal the then-existing Basic Rent payable by Tenant.

(c)	Repossession and Reletting. Landlord may re-enter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such re-entry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any re-entry or re-letting, to exercise its right to terminate this Lease by giving Tenant such notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, at its option, relet the Premises on commercially reasonable terms and conditions. Landlord may make such repairs, alterations or improvements a landlord considers appropriate to accomplish such re-letting, and Tenant will reimburse Landlord upon demand for all reasonable Costs and expenses, including reasonable solicitors’ fees, which Landlord may incur in connection with such re-letting. Landlord may collect and receive the rents for such re-letting but Landlord will in no way be responsible or liable for any inability to relet the Premises or to collect any rent due upon such re-letting. Regardless of Landlord’s recovery of possession of the Premises, so long as this Lease is not terminated, Tenant will continue to pay, on the dates specified in this Lease, the Basic Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any re-letting of the Premises.

15.3	Bankruptcy Relief.

Nothing contained in this Lease shall limit or prejudice Landlord’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater than, equal to or less than the amounts recoverable, either as damages or Rent, under this Lease.

Without limiting the foregoing, by reason of (a) Landlord’s interest in this Lease, (b) the importance to Landlord of Tenant continuing to carry on business in the Premises at all times in accordance with this Lease, and (c) Landlord’s entitlement to damages where this Lease is terminated by reason of an event of default, Landlord does and will constitute a separate class or category of creditor in any plan of arrangement or proposal submitted by or on behalf of Tenant under the Companies Creditors’ Arrangement Act or the Bankruptcy and Insolvency Act, despite any changes in circumstances of Tenant or its business.

15.4	Remedies Not Exclusive.

Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

15.5	No Mitigation.

Landlord shall not be required to mitigate any of its damages hereunder. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

15.6	No Waiver.

No failure of Landlord (a) to insist at any time upon the strict performance of any provision of this Lease, or (b) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing signed by Landlord.

15.7	Remedies Cumulative.

Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

15.8	Recovery of Enforcement Costs.

All Costs and expenses, including reasonable solicitors’ fees and disbursements, incurred by Landlord and/or Tenant in connection with the exercise of any permitted remedy for an Event of Default, or the enforcement of the provisions of this Lease, together with interest thereon at the Default Rate from the date incurred, shall be borne by Losing Party to such action and shall be paid by said Losing Party upon demand.

Article 16
RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

16.1	Right to Perform.

Landlord shall have the right at any time, after five (5) days’ notice to Tenant or without notice in case of an actual or apprehended emergency (or in case any fine, penalty, interest or Cost may otherwise be imposed or incurred), to make any payment including but not limited to Taxes, or perform any act required of Tenant under any provision of this Lease, and in exercising such right, to incur necessary or incidental Costs. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required, and the exercise of the right to do so shall not constitute a release of any obligations or a waiver of any default.

16.2	Reimbursement.

All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed by Tenant to Landlord within ten (10) days after notice, together with interest at the Default Rate from the respective dates of the making of such payments or the incurring of such costs and expenses. In addition to any other rights and remedies available to Landlord, Landlord shall have, in respect of Tenant’s failure to make reimbursement of any amount as aforesaid, the same rights and remedies as in the case of default by Tenant in the payment of the Basic Rent, including, but not limited to, the right to deduct any such amount from monies otherwise owed by Landlord to Tenant.

16.3	Exercise of Remedies.

Landlord and its authorized representatives, including without limitation, mortgagees, shall have the right to enter the Premises at all times for the purpose of (a) exercising any right, power or remedy reserved to Landlord in this Lease, or (b) performing any obligation of Tenant with respect to which an Event of Default has occurred under this Lease.

16.4	Inspection.

Landlord and its authorized representatives, including, without limitation, mortgagees, shall have the right to enter the Premises at all reasonable times during normal business hours, after not less than two (2) days’ prior notice to Tenant, for the purpose of (a) examining or inspecting the Premises, or (b) showing the Premises to prospective purchasers, mortgagees or tenants.

16.5	Costs.

All payments made by Landlord and all Costs (including, without limitation, reasonable fees and expenses of solicitors, expert witnesses, architects, engineers and other consultants) incurred by Landlord in connection with the exercise of its rights under Section 16.3, together with interest at the Default Rate from the respective dates of the making of such payments or the incurring of such costs and expenses, shall constitute Additional Rent and shall be payable to Landlord by Tenant on demand.

16.6	No Eviction.

The exercise of any right reserved to Landlord or its authorized representatives in Sections 16.3 or 16.4 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease or impose any liability on Landlord or its authorized representatives by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business or otherwise.

16.7	No Interference.

In any case in which Landlord or its authorized representatives enter the Premises for any of the purposes set forth in this Article 16, Tenant shall not interfere, directly or in any manner or form with, the conduct of any work being performed by or for Landlord. Tenant hereby releases Landlord from any damages or claims of damages arising from any loss of business or from any increase in operating costs of Tenant’s business, resulting directly or indirectly from the conduct of any such work, whether or not due to Landlord’s negligence.

16.8	Right to Re-Enter.

The Tenant hereby grants to the Landlord (upon reasonable notice to the Tenant, subject to the requirements of the City of Toronto (the “City”), the Regional Municipality of Toronto (the “Region”) or any governmental or utility authority or commission) and to the City and the Region the right at any time or times to enter upon the Land for the purpose of correcting any drainage problem or for the purpose of re-grading or rectifying the grading and installing such piping, catch basins and grates as may be reasonably necessary to the satisfaction of the City or the Region or the Commissioner of Public Works or in order to comply or effect compliance in any other manner with any subdivision agreement relating to the Land. The Landlord in exercising such right of re-entry shall not unreasonably interfere with the business of the Tenant or the Landlord. The Tenant shall not, without the prior permission of the Vendor in writing, interfere with any drainage ditches or obstruct the natural flow of water.

Article 17
NOTICES

17.1	Notices.

All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party; or (b) one Business Day after deposit with a private courier or overnight delivery service; or (c) on the day of telecopy transmission if same is a Business Day or otherwise on the next following Business Day. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord’s Address, and in the case of notices to Tenant, Tenant’s Address, or, in any case, at such other address(es) as Landlord or Tenant may notify the other of according to this Section 17.1.

Article 18
MISCELLANEOUS

18.1	Performance by Landlord.

Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any Person designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest.

18.2	Time.

Time is of the essence in this Lease.

18.3	Registration on Title.

Tenant shall not register this Lease in full on the title to the Premises. If Tenant wishes to register a notice of this Lease, Tenant may do so provided that Landlord has first approved such notice in writing at Tenant’s expense.

In the event of any conflict between the terms of this Lease and the terms of such notice or short form, the terms of this Lease shall prevail.

Tenant agrees that it will, at its sole expense, discharge and withdraw from title any such registration within 30 days after the expiration or sooner termination of this Lease. If such registration is not discharged and withdrawn during the aforesaid time, Landlord shall have the right and is hereby appointed by Tenant as its agent and attorney to prepare, execute and register such documentation as is required to discharge and withdraw any such registration.

18.4	Only Landlord/Tenant Relationship.

Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

18.5	Counterparts.

This Lease may be executed in counterparts, and executed counterparts bearing signatures of Landlord and Tenant shall constitute a fully executed original of this Lease.

18.6	Compliance with the Planning Act.

It is an express condition of this Lease, that the provisions of Section 50 of the Planning Act (Ontario) and amendments thereto, or replacements thereof, be complied with if applicable in law.

18.7	Successors.

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective successors and permitted assigns of the said parties.

18.8	Commissions.

[INTENTIONALLY DELETED]

Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the date first set forth

454675 ONTARIO LIMITED

Per:
Name: Title:
c/s
Per:
Name: Title:

I/We have authority to bind the Corporation.

CUI-CANADA, INC.

Per:
Name: Title:
c/s
Per:
Name: Title:

I/We have authority to bind the Corporation.

EXHIBIT “A”

EXISTING EASEMENTS

1.	Instrument Number A983584

2.	Instrument Number NY773515

EXHIBIT “B”

TENANT’S WORK

[INTENTIONALLY DELETED]

EXHIBIT “C”

EXTENSION OPTION

So long as the Tenant is CUI-CANADA, INC. and is itself in occupation of the whole of the Premises, and there is no Event of Default with respect to the Tenant, then Tenant shall have the option to extend the Term of this Lease by notice in writing to Landlord at least nine (9) months and not earlier than twelve (12) months prior to the expiry of the Term for a further period of FIVE (5) years (“Extension Term”) on the same terms and conditions as set forth in this Lease save and except that:

(a)	there shall be no further right to extend or renew this Lease after the expiry of the Extension Term;

(b)	all Rent (including Basic Rent and all other amounts payable pursuant hereto) shall be payable commencing on the first day of such Extension Term and shall continue thereafter at all times throughout such Extension Term without any period during which any such Rent shall not be payable;

(c)	Tenant shall accept the Premises in the then existing condition thereof and Landlord shall not be required to do any work or pay any allowance or give any inducements in respect thereof;

(d)	the annual Basic Rent shall be the greater of: (i) the Basic Rent payable hereunder during the last year of the Term, and (ii) the Market Rent for the Premises for the Extension Term. For the purposes of this Exhibit “C”, “Market Rent” means the annual rental which could reasonably be obtained by Landlord for the Premises from a willing tenant or willing tenants renewing their lease(s) dealing at arm’s length with Landlord in the market prevailing for a term commencing on the date upon which the Extension Term is to commence, having regard to all relevant circumstances including the size and location of the Premises, the facilities afforded, the terms of the Lease (including the provision of Additional Rent) and the leasehold improvements therein, and with the assumption that the existing leasehold improvements are ideal for Tenant’s use as is, and with the further assumption that either the existing leasehold improvements are fully adequate for Tenant’s use of the Premises throughout the Extension Term or there remains sufficient time over which such improvements may be amortized, if further leasehold improvements are reasonably required to be made by Tenant to facilitate Tenant’s use of the Premises, or to comply with Tenant’s obligations hereunder, during the Extension Term, the cost of such improvements can be fully amortized by the end of the Extension Term, and disregarding any disrepair to the Premises or improvements therein resulting from Tenant’s failure to properly maintain and repair the same, or removal of any leasehold improvements and having regard also to the rental currently being obtained for premises similarly located in similar buildings in the vicinity of the Building, and in particular to any leases recently made by Landlord of comparable premises in the subdivision to those with whom Landlord is dealing at arm’s length and with the assumption that the use to be made of the Premises is the highest and best use which may legally be made of the Premises irrespective of and without affecting the provisions of this Lease respecting the use to be made of the Premises, or the interpretation thereof. If Landlord and Tenant fail to agree on the Market Rent for such Extension Term at least three (3) months prior to the commencement thereof, the Market Rent for such Extension Term shall be determined in the manner set out below.

Either Landlord or Tenant (the “Requesting Party”) shall be entitled to notify the other party hereto (the “Receiving Party”) of the name of an expert for the purpose of determining the Market Rent. Within fifteen (15) days after such notice from the Requesting Party, the Receiving Party shall notify the Requesting Party either approving the expert proposed by the Requesting Party or naming another expert for the purpose of determining the Market Rent. Should the Receiving Party fail to give notice to the Requesting Party within the said fifteen (15) day period, the expert named in the notice to the Requesting party shall perform the expert’s functions hereinafter set forth. If Landlord and Tenant are unable to agree upon the selection of the expert within fifteen (15) days after such notice from the Receiving Party to the Requesting Party, then either party shall be entitled to apply to a court to appoint an expert in the same manner as an arbitrator may be appointed by a court under the Arbitrations Act of Ontario. The expert appointed, either by Landlord and/or Tenant or by a court, shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the municipality in which the Building is located for at least the immediately preceding five (5) years. Within thirty (30) days after being appointed the expert shall make a determination of the Market Rent for the Extension Term, without receiving evidence from either Landlord or Tenant. The cost of such determination shall be borne by the Tenant. The determination of the expert as to the Market Rent shall be conclusive and binding upon Landlord and Tenant and not subject to appeal.

If the Basic Rent payable during the Extension Term has not been determined prior to the commencement of the Extension Term then, from the commencement date of such Extension Term until such determination has been made, Tenant shall make monthly payments on account of Basic Rent calculated at a rate equal to 110 % of the Basic Rent payable during the last year of the Term, and upon determination of the Basic Rent payable during the Extension Term, the appropriate adjustments shall be made between Landlord and Tenant, including interest on any over or under payments together with interest thereon at one (1%) percent per annum in excess of the Prime Rate, to the date of determination of the Basic Rent for the Extension Term.